UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2013

Commission file number: 000-27791

Apolo Gold & Energy Inc.

(Exact name of registrant in its charter)

Nevada	98-0412805
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

9th floor, Kam Chung Commercial Bldg,

19-21 Hennessy Road, Wanchai, Hong Kong

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (852) 3111 7718

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

Effective December 4, 2013, the Company has completed a private placement in an unregistered sale of 5,000,000 shares of it common stock at a price of $0.20 per share for a total consideration of $1,000,000. The shares were sold to private individuals or entities in accordance with Regulation S of the Securities Act of 1933 as amended. With respect to the unregistered sales of securities, no advertising or general solicitation was employed in offering the securities. The securities were offered to accredited investors who were provided all of the current public information on the Company and a subscription agreement. The shares are restricted pursuant to Rule 144 of the US Securities and Exchange Act of 1933.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.3	Form of Stock Subscription Agreement
99.1	News Release dated November 6, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Apolo Gold & Energy, Inc.

/s/ Kelvin Chak
December 6, 2013	Kelvin Chak, President, CEO, Director